                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement        [_]  Confidential, for Use of the
                                             Commission Only (as permitted by
                                             Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                   Pennsylvania Manufacturers Corporation
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

                                      N/A
--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

     -------------------------------------------------------------------------

Notes:

                    PENNSYLVANIA MANUFACTURERS CORPORATION
                             ---------------------
                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD APRIL 27, 1998
                             ---------------------

To the Shareholders of
 PENNSYLVANIA MANUFACTURERS CORPORATION:

  The Annual Meeting of Shareholders of Pennsylvania Manufacturers Corporation (the "Company") will be held at The PMA Building, 380 Sentry Parkway, Blue Bell, Pennsylvania 19422 on Monday, April 27, 1998, at 9 a.m., local time, for the following purposes:

  1. To elect four directors of the Class of 2001, to serve for a term of three years and until their successors are elected; and

  2. To transact such other business as may properly come before the Annual Meeting and any adjournments thereof.

  A copy of the Company's Shareholders' Report for its fiscal year ended December 31, 1997 is being mailed to shareholders with this notice.

  Only shareholders of record at the close of business on March 12, 1998 will be entitled to notice of and to vote at the Annual Meeting.

                                          By Order of the Board of Directors,

                                          Frederick W. Anton III
March 26, 1998                            Chairman of the Board

-------------------------------------------------------------------------------

  YOU ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING. WHETHER OR NOT YOU PLAN TO ATTEND IN PERSON, PLEASE SIGN, DATE AND RETURN THE ENCLOSED PROXY. A RETURN ENVELOPE REQUIRING NO POSTAGE IS ENCLOSED FOR YOUR CONVENIENCE.
-------------------------------------------------------------------------------

                    PENNSYLVANIA MANUFACTURERS CORPORATION

                               ----------------

              PROXY STATEMENT FOR ANNUAL MEETING OF SHAREHOLDERS

                               ----------------

  This Proxy Statement and form of proxy enclosed herewith, which are first being mailed to shareholders on or about March 26, 1998, are furnished in connection with the solicitation by the Board of Directors of Pennsylvania Manufacturers Corporation (the "Company") of proxies to be voted at the Annual Meeting of Shareholders (the "Annual Meeting") to be held at the Company's principal executive offices located at The PMA Building, 380 Sentry Parkway, Blue Bell, Pennsylvania 19422 on Monday, April 27, 1998, at 9 a.m., local time, and at any adjournments thereof.

  Shares represented by proxies in the accompanying form, if properly signed and returned, will be voted in accordance with the specifications made thereon by the shareholders. Any proxy not specifying to the contrary will be voted for the election of the nominees for director named in this Proxy Statement. Any shareholder who signs and returns a proxy in the accompanying form may revoke it at any time before it is voted by giving written notice of such revocation to the Secretary of the Company or by attending the Annual Meeting and voting in person.

  The cost of solicitation of proxies in the accompanying form will be borne by the Company, including expenses in connection with preparing and mailing this Proxy Statement. Such solicitation will be made by mail and may also be made on behalf of the Company by the Company's regular officers, directors and employees in person or by telephone or telegram. The Company, upon request therefor, will also reimburse brokers or persons holding shares in their names or in the names of nominees for their reasonable expenses in sending proxies and proxy materials to beneficial owners.

  Only holders of Common Stock, $5.00 par value, ("Common Stock") and Class A Common Stock, $5.00 par value, ("Class A Common Stock") of record as of the close of business on March 12, 1998 will be entitled to notice of and to vote at the Annual Meeting. As of the close of business on March 12, 1998, the Company had outstanding 14,555,342 shares of Common Stock and 9,462,690 shares of Class A Common Stock.

  On each matter to come before the Annual Meeting, each holder of Common Stock will be entitled to cast ten votes for each share of Common Stock held, and each holder of Class A Common Stock will be entitled to cast one vote for each share of Class A Common Stock held. Therefore, a total of 155,016,110 votes will be entitled to be cast at the Annual Meeting.

  The holders of Common Stock and Class A Common Stock representing a majority of the votes entitled to be cast at the Annual Meeting will constitute a quorum. The holders of Common Stock and Class A Common Stock will vote together without regard to class on all matters presented at the Annual Meeting. Cumulative voting rights exist with respect to the election of directors, which means that each shareholder has the right, in person or by proxy, to multiply the number of votes to which he is entitled by the number of directors of the class to be elected, and to cast the whole number of such votes for one candidate or to distribute them among two or more candidates. The four nominees for directors of the Class of 2001 who receive the highest number of votes cast by the holders of Common Stock and Class A Common Stock entitled to vote, voting together without regard to class, will be elected as directors of the Company.

                     BENEFICIAL OWNERSHIP OF COMMON STOCK

PRINCIPAL BENEFICIAL OWNERS OF COMMON STOCK

  The following table sets forth, as of February 28, 1998, except as otherwise noted, (i) the number of shares and percentage of the Company's Common Stock and Class A Common Stock beneficially owned by each person who is known by the Company to own beneficially more than 5% of its outstanding Common Stock or Class A Common Stock, and (ii) the percentage of the total number of votes that such persons will be entitled to cast on matters submitted to the shareholders of the Company:

                                                   CLASS A
                          COMMON STOCK   PERCENT COMMON STOCK   PERCENT
                          BENEFICIALLY     OF    BENEFICIALLY      OF      PERCENT OF
    NAME AND ADDRESS         OWNED        CLASS    OWNED(1)     CLASS(1) TOTAL VOTES(2)
    ----------------      ------------   ------- ------------   -------- --------------
PMA Foundation..........   4,561,225      31.3%   5,473,450       39.0%       30.0%
 The PMA Building
 380 Sentry Parkway
 Blue Bell, PA 19422-
 2328
Royce & Associates,
 Inc.(3)................         -0-       --     1,362,511       14.4%        0.9%
 1414 Avenue of the
 Americas
 New York, NY 10019
James F. Malone III.....     845,800       5.8%   1,344,000       13.0%        5.8%
 Northridge Office Plaza
 117 VIP Drive, Suite
 310
 Wexford, PA 15090
Edward H. Owlett........     788,160(4)    5.4%     950,200(4)     9.3%        5.2%
 One Charles Street
 Wellsboro, PA 16901
John W. Miller, Jr......     549,750       3.8%     649,000        6.5%        3.6%
 1655 Crooked Oak Drive
 Lancaster, PA 17601-
 4299
Frederick W. Anton III..     156,129       1.1%     560,884(5)     5.7%        1.1%
 The PMA Building
 380 Sentry Parkway
 Blue Bell, PA 19422-
 2328
John W. Smithson........     195,000       1.3%     603,913(6)     6.1%        1.3%
 The PMA Building
 380 Sentry Parkway
 Blue Bell, PA 19422-
 2328

--------
(1) These columns reflect the shares of Class A Common Stock issuable upon conversion of the shares of Common Stock, each of which is convertible into one share of Class A Common Stock.
(2) This column sets forth the percentage of votes entitled to be cast by such persons on matters submitted to shareholders for a vote on the basis of ten votes per share of Common Stock and one vote per share of Class A Common Stock. The calculation does not reflect any conversions of current holdings of Common Stock into Class A Common Stock. The calculation of these percentages also does not include shares of Class A Common Stock issuable upon exercise of currently exercisable stock options held by such persons under the Company's equity incentive plans.
(3) Information provided by Royce & Associates, Inc. as of December 31, 1997.
(4) Includes: (i) 385,200 shares of Common Stock and 9,500 shares of Class A Common Stock held in certain Owlett family trusts, of which Mr. Owlett shares voting and dispositive power with Citizens & Northern Bank with respect to 47,500 of such shares of Common Stock and 9,500 of such shares of Class A Common Stock; (ii) 20,660 shares of Common Stock and 7,840 shares of Class A Common Stock held by Mr. Owlett's wife, and Mr. Owlett disclaims beneficial ownership of the shares held by his wife. Also includes

   152,250 shares of Common Stock and 30,450 shares of Class A Common Stock held in certain trusts for which Mr. Owlett serves as trustee, and Mr. Owlett disclaims beneficial ownership of the shares held in these trusts.
(5) Includes options to purchase 267,016 shares of Class A Common Stock that are currently exercisable or will become exercisable within the next 60 days under the Company's equity incentive plans.
(6) Includes options to purchase 322,518 shares of Class A Common Stock that are currently exercisable or will become exercisable within the next 60 days under the Company's equity incentive plans.

BENEFICIAL OWNERSHIP BY DIRECTORS AND EXECUTIVE OFFICERS

  The following table sets forth, as of February 28, 1998, (i) the number of shares and percentage of the Company's Common Stock and Class A Common Stock beneficially owned by (a) each director and each nominee for director, (b) each executive officer named in the Summary Compensation Table and (c) all executive officers and directors of the Company as a group, and (ii) the respective percentage of the total number of votes that such persons and group will be entitled to cast on matters submitted to the shareholders of the
Company:

                                                       CLASS A
                          COMMON STOCK               COMMON STOCK
NAME OF INDIVIDUAL        BENEFICIALLY    PERCENT OF BENEFICIALLY    PERCENT OF     PERCENT OF
OR IDENTITY OF GROUP        OWNED(1)       CLASS(2)  OWNED(1)(3)     CLASS(2)(3) TOTAL VOTES(2)(4)
--------------------      ------------    ---------- ------------    ----------- -----------------
Frederick W. Anton III..     156,129          1.1%      560,884(5)       5.7%           1.1%
Paul I. Detwiler, Jr....      72,750(6)                  83,175(6)
Joseph H. Foster........         --                      17,025
Anne S. Genter..........         500                      2,700
James F. Malone III.....     845,800          5.8%    1,344,000         13.0%           5.8%
A. John May.............     257,200(7)       1.8%      323,400(7)       3.3%           1.7%
Louis N. McCarter III...         --                      33,575(8)
John W. Miller, Jr. ....     549,750          3.8%      649,000          6.5%           3.6%
Edward H. Owlett........     788,160(9)       5.4%      950,200(9)       9.3%           5.2%
Louis I. Pollock........     308,125(10)      2.1%      367,350(10)      3.8%           2.0%
Roderic H. Ross.........       3,500                      6,050
L.J. Rowell, Jr. .......           1                      1,001
John W. Smithson........     195,000          1.3%      603,913(11)      6.1%           1.3%
Stephen G. Tirney.......     106,375                    258,565(12)      2.7%
Vincent T. Donnelly.....       1,125                     92,190(13)      1.0%
Ronald S. Austin........         --                      24,230(14)
All executive officers
 and directors
 as a group (17 per-
 sons)..................   3,284,415         22.6%    5,385,723(15)     39.6%          22.0%

--------
(1) Certain directors are shareholders, directors and/or officers of organizations that are members of PMA Foundation (the "Foundation"), formerly known as Pennsylvania Manufacturers' Association. As of February 28, 1998, the Foundation owned 4,561,225 shares of Common Stock and 912,225 shares of Class A Common Stock, which entitle the Foundation to cast approximately 30.0% of the total number of votes that will be entitled to be cast on matters submitted to the shareholders of the Company. Certain directors and officers of the Company are also trustees and officers of the Foundation. Also, certain officers of the Company are trustees of the Pennsylvania Manufacturers Corporation Pension Plan (the "Pension Plan"), and certain directors and officers of the Company are directors and/or officers of Pennsylvania Manufacturers' Association, Northeast Branch ("NE Branch"). As of February 28, 1998, the Pension Plan owned 249,000 shares of Common Stock, and NE Branch owned 70,500 shares of Common Stock and 14,100 shares of Class A Common Stock.
(2) Less than 1% unless otherwise indicated.
(3) These columns reflect the shares of Class A Common Stock issuable upon conversion of the shares of Common Stock, each of which is currently convertible into one share of Class A Common Stock.

--------
(4) This column sets forth the percentage of votes entitled to be cast by such persons on matters submitted to shareholders for a vote on the basis of ten votes per share of Common Stock and one vote per share of Class A Common Stock. The calculation does not reflect any conversions of shares of Common Stock into Class A Common Stock. The calculation of these percentages also does not include shares of Class A Common Stock issuable upon exercise of currently exercisable stock options held by such persons under the Company's equity incentive plans.
(5) Includes options to purchase 267,016 shares of Class A Common Stock that are currently exercisable or will become exercisable within the next 60 days under the Company's equity incentive plans.
(6) Includes 1,000 shares of Class A Common Stock owned jointly by Mr. Detwiler and his wife and 9,375 shares of Common Stock and 2,500 shares of Class A Common Stock owned by one of Mr. Detwiler's children who resides in his household.
(7) Includes 11,250 shares of Common Stock and 2,650 shares of Class A Common Stock owned jointly by Mr. May and his wife; 1,550 shares of Class A Common Stock owned by Mr. May's wife as custodian for their minor grandchildren; and 17,250 shares of Class A Common Stock held by a partnership of which Mr. May is a general partner.
(8) These shares are owned jointly by Mr. McCarter and his wife.
(9) Includes: (i) 385,200 shares of Common Stock and 9,500 shares of Class A Common Stock held in certain Owlett family trusts, of which Mr. Owlett shares voting and dispositive power with Citizens & Northern Bank with respect to 47,500 of such shares of common Stock and 9,500 of such shares of Class A Common Stock; and (ii) 20,660 shares of Common Stock and 7,840 shares of Class A Common Stock held by Mr. Owlett's wife, and Mr. Owlett disclaims beneficial ownership of the shares held by his wife. Also includes 152,250 shares of Common Stock and 30,450 shares of Class A Common Stock held in certain trusts for which Mr. Owlett serves as trustee, and Mr. Owlett disclaims beneficial ownership of the shares held in these trusts.
(10) Includes 164,375 shares of Common Stock and 31,625 shares of Class A Common Stock held by Mr. Pollock's wife and 100 shares of Class A Common Stock owned jointly by Mr. Pollock and his wife.
(11) Includes options to purchase 322,518 shares of Class A Common Stock that are currently exercisable or will become exercisable within the next 60 days under the Company's equity incentive plans.
(12) Includes options to purchase 125,315 shares of Class A Common Stock that are currently exercisable or will become exercisable within the next 60 days under the Company's equity incentive plans.
(13) Includes options to purchase 85,065 shares of Class A Common Stock that are currently exercisable or will become exercisable within the next 60 days under the Company's equity incentive plans.
(14) Includes options to purchase 4,875 shares of Class A Common Stock that are currently exercisable or will become exercisable within the next 60 days under the Company's equity incentive plans.
(15) Includes options to purchase 845,569 shares of Class A Common Stock that are currently exercisable or will become exercisable within the next 60 days under the Company's equity incentive plans.

                 SECTION 16(A) BENEFICIAL REPORTING COMPLIANCE

  Section 16 of the Securities Exchange Act of 1934 (the "Exchange Act") requires that the officers and directors of a corporation, such as the Company, which has a class of equity securities registered under Section 12 of the Exchange Act, as well as persons who own more than 10% of a class of equity securities of such a corporation, file reports of their ownership of such securities, as well as monthly statements of changes in such ownership, with the corporation and the Securities and Exchange Commission. Based upon written representations received by the Company from its officers and directors, and the Company's review of monthly ownership changes filed within the Company by its officers and directors during 1997, the Company believes that all such filings required during 1997 were made on a timely basis, except that Mr. McCarter inadvertently filed one report late relating to a conversion of shares of Common Stock into Class A Common Stock.

                             ELECTION OF DIRECTORS

  The Company's Board of Directors consists of 13 members. Each director is elected for a three-year term and until his successor has been duly elected. The current three-year terms of the Company's directors expire in the years 1998, 1999 and 2000.

  Four directors of the Class of 2001 are to be elected at the Annual Meeting. Unless otherwise instructed, proxy holders will vote the proxies received by them for the election of the nominees named below. All of the nominees are currently directors of the Company. If any nominee becomes unavailable for any reason, it is intended that the proxies will be voted for a substitute nominee selected by the Board of Directors. The Board of Directors has no reason to believe that any of the nominees named will be unable to serve if elected. Any vacancy occurring on the Board of Directors for any reason may be filled by the Board of Directors for the unexpired term. The four nominees for Class of 2001 directors receiving the highest number of votes cast at the Annual Meeting will be elected as directors. Votes withheld and broker non-votes are not counted toward a nominee's total.

 THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR EACH OF THE
                          NOMINEES IDENTIFIED BELOW.

  The names of the nominees for directors of the Class of 2001, and the directors of the Classes of 1999 and 2000 who will continue in office after the Annual Meeting until the expiration of their respective terms, together with certain information regarding them, are as follows:

                  NOMINEES FOR DIRECTORS OF THE CLASS OF 2001

                                                     DIRECTOR  YEAR TERM WILL
         NAME                                    AGE  SINCE   EXPIRE IF ELECTED
         ----                                    --- -------- -----------------
      Louis N. McCarter III.....................  69   1975         2001
      John W. Miller, Jr. ......................  63   1988         2001
      Edward H. Owlett..........................  71   1964         2001
      Louis I. Pollock..........................  68   1984         2001

                        DIRECTORS CONTINUING IN OFFICE

     CLASS OF 1999

                                                         DIRECTOR  YEAR TERM
         NAME                                        AGE  SINCE   WILL EXPIRE
         ----                                        --- -------- ------------
      Paul I. Detwiler, Jr. ........................  64   1984       1999
      Anne S. Genter................................  62   1991       1999
      A. John May...................................  69   1977       1999
      Roderic H. Ross...............................  67   1981       1999
      John W. Smithson..............................  52   1987       1999

     CLASS OF 2000

                                                         DIRECTOR  YEAR TERM
         NAME                                        AGE  SINCE   WILL EXPIRE
         ----                                        --- -------- ------------
      Frederick W. Anton III........................  64   1972       2000
      Joseph H. Foster..............................  69   1982       2000
      James F. Malone III...........................  54   1974       2000
      L.J. Rowell, Jr. .............................  65   1992       2000

  Frederick W. Anton III has served as Chairman of the Board since 1995 and as a director of the Company since 1972. Mr. Anton served as Chairman of the Board and Chief Executive Officer from 1995 to May 1997, as President and Chief Executive Officer from 1981 to 1995, as President of the Company's Property and Casualty Group from 1972 to 1989 and as Secretary and General Counsel of Pennsylvania Manufacturers' Association Insurance Company from 1962 to 1972.

  Paul I. Detwiler, Jr. is Chairman of the Board of New Enterprise Stone & Lime Co., a quarrying and construction company. Mr. Detwiler is also a director of Keystone Financial, Inc.

  Joseph H. Foster has been a partner of White & Williams, a law firm, since
1958.

  Anne S. Genter has served as President of Anne S. Genter Interior Design, an interior design company, since 1975.

  James F. Malone III has been a partner of Malone, Larchuk & Middleman, P.C., a law firm, since 1997 and from 1980 to 1997 was a partner of Dickie, McCamey & Chilcote, P.C., a law firm.

  A. John May has been a partner of Duane, Morris & Heckscher LLP, a law firm, since 1963.

  Louis N. McCarter III has been President of the McCarter Corp., a manufacturer of specialized mixing machinery, since 1954.

  John W. Miller, Jr., M.D. has been a physician and has served as President of Ear, Nose and Throat Associates of Lancaster since 1970.

  Edward H. Owlett has been a partner of Owlett, Lewis & Ginn, P.C., a law firm, since 1981. From 1960 to 1981, Mr. Owlett served as a partner of Cox, Wilcox, Owlett & Lewis, a law firm. Mr. Owlett is also a director of Citizens & Northern Corporation.

  Louis I. Pollock has served as President and Chief Executive Officer of Morris Coupling Company, a manufacturer of pipe and tubing, since 1957.

  Roderic H. Ross has served as Chairman of the Board and Chief Executive Officer of Keystone State Life Insurance Company since 1985. Prior to 1985, Mr. Ross held various positions at Philadelphia Life Insurance Company and was an employee of Philadelphia Life Insurance Company from 1970 to 1984. Mr. Ross is also a director of Hunt Corporation and PNC Bank Corp.

  L.J. Rowell, Jr. was Chairman, President and Chief Executive Officer of Provident Mutual Life Insurance Company from 1992 until his retirement in July 1996. Prior to 1992, Mr. Rowell held various positions at Provident Mutual Life Insurance Company and was an employee of Provident Mutual Life Insurance Company from 1980 until July 1996.

  John W. Smithson has served as President and Chief Executive Officer of the Company since May 1997, and as a director of the Company since 1987. Mr. Smithson served as President and Chief Operating Officer of the Company from 1995 to May 1997, as Chairman and Chief Executive Officer of PMA Reinsurance Corporation ("PMA Re") from 1984 to 1997, as Chairman and Chief Executive Officer of the Company's Property and Casualty Group since April 1995 and as Chairman and Chief Executive Officer of Caliber One Management Company since April 1997, and was employed by Pennsylvania Manufacturers' Association Insurance Company from 1972 to 1984. Mr. Smithson is a designated Chartered Property-Casualty Underwriter.

                   THE BOARD OF DIRECTORS AND ITS COMMITTEES

  The Board of Directors met five times in 1997. The Board of Directors has Executive and Finance Committees, an Audit Committee, a Nominating Committee and a Compensation and Stock Option Committee. During 1997, no director attended fewer than 75% of the total number of meetings of the Board of Directors and all committees on which such directors served, except for L.J. Rowell, Jr. who attended three of five meetings of the Board of Directors and did not attend the one Audit Committee meeting.

  The Executive and Finance Committees met seven times in 1997. Messrs. Anton, Malone, May, McCarter, Miller, Owlett and Smithson are the members of the Executive and Finance Committees. The Executive and Finance Committees have the authority to take all action that may be taken by the full Board of Directors, consistent with Pennsylvania law, between Board of Directors' meetings.

  The Audit Committee of the Company consists of Messrs. Owlett, Pollock and Rowell. The Audit Committee, which met one time in 1997, reviews audit reports and management recommendations made by the Company's outside auditing firm.

  The Nominating Committee of the Company consists of Messrs. Malone, May, Miller and Owlett. The Nominating Committee, which met one time in 1997, is responsible for nomination of candidates to stand for election to the Board of Directors at the Annual Meeting and the nomination of candidates to fill vacancies on the Board of Directors between meetings of shareholders. The Nominating Committee will consider nominations for directors from shareholders to the extent such nominations are made in accordance with the Company's Bylaws. Under the Company's Bylaws, every director is required to be a shareholder of the Company, and no person may be considered as a candidate, and no votes may be counted for any person, unless written notice of such person's nomination or candidacy shall have been filed with the Secretary of the Company not less than 60 days prior to the date of the election; provided, however, that current directors whose terms will expire at the upcoming election and nominees selected by the Board of Directors or the Nominating Committee thereof may be candidates and voted for without such notice.

  During 1997, the Compensation and Stock Option Committee of the Company consisted of Messrs. Malone, May and Owlett. The Compensation and Stock Option Committee met three times in 1997 to review and recommend compensation plans, approve certain compensation changes and grant options under and determine participants in the Company's equity incentive plans. The current Compensation and Stock Option Committee of the Company consists of Messrs. Miller, Owlett and Rowell.

DIRECTOR COMPENSATION

  In addition to expenses of attendance, which are paid to all directors, directors of the Company who are not also employees of the Company are paid an annual retainer of $7,000 for their services and a fee of $300 for each Board of Directors meeting attended. A non-employee director who serves on the Executive and Finance Committees receives a $2,000 annual retainer and a fee of $600 for each Executive and Finance Committees meeting attended. A non-employee director who serves on the Audit Committee receives a $1,000 annual retainer and a fee of $300 for each Audit Committee meeting attended.

                       INFORMATION REGARDING MANAGEMENT

COMPENSATION OF EXECUTIVE OFFICERS

 Executive Compensation

  The following table sets forth certain information with respect to compensation paid or accrued by the Company during the two fiscal years ended December 31, 1997 to the chief executive officer of the Company and the four most highly compensated executive officers of the Company and its principal subsidiaries whose compensation exceeded $100,000 in the fiscal year ended December 31, 1997.

                          SUMMARY COMPENSATION TABLE

                                                                   LONG-TERM
                                                                  COMPENSATION
                                                                  ------------
                                      ANNUAL COMPENSATION            AWARDS
                               ---------------------------------- ------------
                                                                   SECURITIES
   NAME AND PRINCIPAL                              OTHER ANNUAL    UNDERLYING     ALL OTHER
        POSITION          YEAR SALARY($) BONUS($) COMPENSATION($)  OPTIONS(#)  COMPENSATION($)
   ------------------     ---- --------- -------- --------------- ------------ ---------------
Frederick W. Anton
 III(1).................  1997 $700,000       --        --              --         $49,160(1)
Chairman of the Board     1996  700,311       --        --           75,000         71,198
John W. Smithson(2).....  1997 $692,115  $350,000       --           40,000        $45,626(2)
President and Chief
 Executive                1996  675,440   330,000       --           75,000         55,765
Officer
Stephen G. Tirney(3)....  1997 $362,428  $100,000       --           19,500        $18,112(3)
President and Chief
 Operating                1996  315,544       --        --           25,000         32,466
Officer of PMA Re
Vincent T. Donnelly(4)..  1997 $329,511  $100,000       --           19,500        $16,475(4)
President and Chief Op-
erating Officer of the
Property and
Casualty Group
Ronald S. Austin(5).....  1997 $219,358  $150,000       --           19,500        $10,626(5)
President and Chief
Operating Officer of
Caliber One Management
Company

(1) On May 7, 1997, Mr. Anton was elected Chairman of the Board of the Company. This amount includes Company contributions to the Company's non-qualified defined contribution plan of $27,000, Company contributions to the Company's 401(k) plan of $1,846 and $20,314 of life insurance premiums paid by the Company.
(2) On May 7, 1997, Mr. Smithson was elected President and Chief Executive Officer of the Company. This amount includes Company contributions to the Company's non-qualified defined contribution plan of $26,593, Company contributions to the Company's 401(k) plan of $8,000 and $11,033 of life insurance premiums paid by the Company.
(3) Mr. Tirney was appointed President and Chief Operating Officer of PMA Re in February 1997. This amount represents Company contributions to the Company's 401(k) plan of $8,000 and Company contributions to the Company's non-qualified defined contribution plan of $10,112.
(4) Mr. Donnelly was appointed President and Chief Operating Officer of the Property and Casualty Group in February 1997. This amount includes Company contributions to the Company's non-qualified defined contribution plan of $8,475 and Company contributions to the Company's 401(k) plan of $8,000.
(5) Mr. Austin was appointed President and Chief Operating Officer of Caliber One Management Company, the Company's specialty insurance operation, in April 1997. This amount includes Company contributions to the Company's non-qualified defined contribution plan of $5,395 and Company contributions to the Company's 401(k) plan of $5,231.

  The following table sets forth certain information with respect to options to purchase shares of Class A Common Stock granted to the persons named in the Summary Compensation Table during the fiscal year ended December 31, 1997.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                         INDIVIDUAL GRANTS
                          -----------------------------------------------
                            NUMBER OF    % OF TOTAL
                           SECURITIES     OPTIONS
                           UNDERLYING    GRANTED TO  EXERCISE               POTENTIAL REALIZABLE VALUE AT ASSUMED
                             OPTIONS    EMPLOYEES IN   PRICE   EXPIRATION  ANNUAL RATES OF STOCK PRICE APPRECIATION
NAME                      GRANTED(#)(1) FISCAL YEAR  ($/SHARE)    DATE                 FOR OPTION TERM
----                      ------------- ------------ --------- ---------- ------------------------------------------
                                                                              5% ($)          10% ($)
                                                                              ------          -------
Frederick W. Anton III..        --           --          --         --                --              --
John W. Smithson........     40,000(2)      12.3%     $17.00     9/3/07   $       333,987 $       934,605
Stephen G. Tirney.......     19,500(3)       6.0%      17.00     9/3/07           162,819         455,620
Vincent T. Donnelly.....     19,500(3)       6.0%      17.00     9/3/07           162,819         455,620
Ronald S. Austin........     19,500(4)       6.0%      17.00     9/3/07           162,819         455,620

--------
(1) All of the options in the above table represent options to purchase the Company's Class A Common Stock under the 1996 Equity Incentive Plan. The fair market value of the Company's Class A Common Stock on September 3, 1997 was $15.5625 per share.
(2) These options vest as follows: (i) 34,118 shares on March 4, 1998; and
    (ii) 5,882 shares on January 2, 2001.
(3) These options vest as follows: (i) 4,540 shares on March 4, 1998; (ii) installments of 4,539 shares each on January 2, 1999 and 2000, respectively; and (iii) 5,882 shares on January 2, 2001.
(4) These options vest as follows: (i) 4,875 shares on September 30, 1997; and
    (ii) installments of 4,875 shares each on September 30, 1998, 1999 and 2000, respectively.

  The following table sets forth information with respect to options to purchase shares of Class A Common Stock exercised by the persons named in the Summary Compensation Table during the fiscal year ended December 31, 1997 and options held by such persons at December 31, 1997.

                AGGREGATED OPTION EXERCISES IN THE LAST FISCAL

                    YEAR AND FISCAL YEAR-END OPTION VALUES

                                                                                    VALUE OF UNEXERCISED
                                                  NUMBER OF SECURITIES UNDERLYING       IN-THE-MONEY
                                                      UNEXERCISED OPTIONS AT             OPTIONS AT
                                                          FISCAL YEAR-END            FISCAL YEAR-END(2)
                                                  ------------------------------- -------------------------
                            SHARES
                          ACQUIRED ON    VALUE
                          EXERCISE(#) REALIZED(1) EXERCISABLE(#) UNEXERCISABLE(#) EXERCISABLE UNEXERCISABLE
                          ----------- ----------- -------------- ---------------- ----------- -------------
Frederick W. Anton III..    44,838     $305,465      305,422          21,500      $1,046,313     $65,625
John W. Smithson........    29,700      282,150      282,600          57,400         993,750         --
Stephen G. Tirney.......     7,150       67,925      114,975          44,025         555,156       6,219
Vincent T. Donnelly.....     6,000       33,000       74,725          43,775         274,669       5,781
Ronald S. Austin........       --           --         4,875          14,625             --          --

--------
(1) Represents the difference between the aggregate exercise price and the aggregate market value as of the date of exercise.
(2) Represents the difference between the aggregate exercise price and the aggregate market value as of December 31, 1997.

  Pension Plans

  Under The PMC Pension Plan and The PMC Supplemental Executive Retirement Plan, participants are entitled to benefits pursuant to the formula set forth under such plans, without regard to the limits under Section 415 and Section 401(a)(17) of the Internal Revenue Code of 1986. The benefit is based upon the accrued pension benefit for the participant at December 31, 1992 plus annual accruals beginning January 1, 1993 equal to the sum of (i) 1.5% of the participant's compensation for the applicable benefit year, consisting of wages and commissions but excluding bonus, severance payments or other supplementary payments, plus (ii) .3% of the participant's covered compensation, consisting of the average of the participant's taxable wage base in effect for each calendar year during the 35-year period ending the last day of the calendar year in which the participant attains Social Security retirement age. A maximum of 25 years of service is considered in calculating the annual benefit payable upon normal retirement at normal retirement age. Based upon this formula, the estimated annual benefits payable upon normal retirement at age 65 for each person named in the Summary Compensation Table are as follows: (i) Mr. Anton, $158,660; (ii) Mr. Smithson, $105,448; (iii) Mr. Tirney, $50,349; and (iv) Mr. Donnelly, $40,924. Because Mr. Austin was appointed as President of Caliber One Management Company in April 1997, he was not a participant under these plans as of December 31, 1997. The amounts for Mr. Anton and Mr. Smithson do not include other retirement payments that would be provided pursuant to their respective employment agreements.

 Employment Agreements

  Frederick W. Anton III has an employment agreement with the Company for a term that commenced April 1, 1995 and ends March 31, 2002, and is subject to automatic extension for an additional period of one year for each year Mr. Anton is elected as Chairman of the Board of the Company commencing with the 1998 organizational meeting of the Board of Directors of the Company. The employment agreement provides for a salary of not less than $700,000, which may be increased but not decreased by the Company at any time or from time to time. Mr. Anton is also entitled to receive such bonus compensation as he may be awarded from time to time. Mr. Anton has agreed during the term of the employment agreement not to engage or have a material financial interest in any business that competes with the business of the Company as then conducted. In the event of Mr. Anton's death during the term of the agreement, Mr. Anton's survivors are entitled to an annual payment of 60% of Mr. Anton's annual salary on the date of his death for a period of 10 years. If Mr. Anton retires at any time after April 1, 1996, Mr. Anton would be entitled to receive monthly payments equal to 5% of his annual salary on the date of his retirement and continuing throughout his lifetime. If, during his retirement and prior to his death, the total payments made during retirement are less than 60% of his annual salary at retirement multiplied by 15, the difference is to be paid to his survivors within one year of the date of his death. Under the agreement, the Company is required to maintain a split-dollar life insurance policy in the face amount of $1,000,000 on the life of Mr. Anton.

  John W. Smithson has an employment agreement with the Company for a term that commenced April 1, 1995 and currently ends March 31, 2000, and is subject to automatic extension for an additional period of one year for each year Mr. Smithson is elected President of the Company commencing with the 1998 organizational meeting of the Board of Directors of the Company. The employment agreement provides for a salary of not less than $670,000 per year, which may be increased but not decreased at the discretion of the Company at any time or from time to time. Mr. Smithson is also entitled to receive such bonus compensation as he may be awarded from time to time. Mr. Smithson has agreed during the term of the employment agreement not to engage in or have a material financial interest in any business that competes with the Company as then conducted. In the event of Mr. Smithson's death during the term of the agreement, Mr. Smithson's survivors are entitled to 180 consecutive monthly payments of an amount equal to 25% of Mr. Smithson's monthly salary as of the date of his death, reduced by the amount of any similar payments for disability paid to Mr. Smithson during his lifetime in the event Mr. Smithson becomes disabled during the employment term. Under the agreement, the Company is required to maintain a split-dollar life insurance policy in the face amount of $1,000,000 on the life of Mr. Smithson.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

  The following directors constitute the current members of the Compensation Committee of the Board of Directors: John W. Miller, Jr., L.J. Rowell, Jr. and Edward H. Owlett. During 1997, James F. Malone III, A. John May and Edward H. Owlett served as members of the Compensation Committee. Mr. Malone, Mr. May and Mr. Owlett are or have been members of law firms that furnished legal representation to the Company and its subsidiaries during 1997. In the opinion of the Company's management, the amounts paid to such firms represented reasonable charges for the services rendered and were as fair as the charges would have been had such services been furnished by law firms unaffiliated with any of the directors.

REPORT OF THE COMPENSATION COMMITTEE ON THE COMPENSATION OF EXECUTIVE OFFICERS OF THE COMPANY FOR THE YEAR ENDED DECEMBER 31, 1997

  The Compensation Committee of the Board of Directors makes decisions regarding the aggregate compensation of the Company's executive officers consisting of base salary, cash bonuses and stock option awards. In 1997, the Compensation Committee consisted of James F. Malone III, A. John May and Edward H. Owlett, none of whom are employees of the Company or its subsidiaries.

  In 1997, the Compensation Committee met three times to review and approve the Company's compensation program for senior executive employees. The Compensation Committee also independently administered the stock option plans of the Company.

  The Compensation Committee has implemented compensation policies that are intended to support the Company's overall objective of enhancing value for our shareholders. All of the compensation policies are designed to align executive compensation with the Company's long-term business objectives and performance of the Company and to enable the Company to attract, retain and reward executive officers whose leadership and contributions are essential to the Company's long-term success. In order to achieve these objectives, the Company's compensation program for executive officers is based on the following principles:

  . The Company pays base salary to executive officers that is reasonably competitive with comparable United States insurance and reinsurance companies.

  . The Company rewards executives for their leadership, strategic management, corporate performance and individual performance through discretionary cash bonuses.

  . The Company seeks to provide additional incentive to executive officers and to align their interests with the long-term interests of shareholders through the granting of stock options.

  . The Company seeks to compensate its executive officers on an equitable basis, taking into consideration each individual's degree of responsibility and contribution to the achievement of the Company's overall objectives.

  In 1997, compensation for the Company's executive officers consisted of three key elements: base salary and benefits, discretionary annual cash bonus and stock-based compensation. The Compensation Committee evaluated and determined each element separately and collectively to ensure that the executive officers were appropriately compensated in a manner that satisfies the basic compensation principles described above. During 1997, the Compensation Committee engaged an independent compensation consultant to assist in evaluating the competitiveness of the Company's executive compensation program to compensation paid by 18 peer companies in the property-casualty insurance and reinsurance industries and a broader group of insurance companies included in three published surveys.

 Base Salary

  In 1997, the President of the Company recommended to the Committee a base salary for the executive officers, other than himself and the Chairman of the Board. The base salary for each executive officer is set on the basis of the Compensation Committee's evaluation of each executive officer's value to the Company and with reference to the base salary levels in effect for comparable positions in the reinsurance or property casualty industry, which is further subject to adjustment based upon an executive's experience and performance. Based upon its review of the companies it surveyed, the Compensation Committee concluded that the base salaries that had been paid to the Company's executive officers were generally below the competitive level of salaries paid by other companies. Therefore, the Compensation Committee made appropriate adjustments to the base salary paid to executive officers in order to be reasonably competitive with the peer companies it surveyed.

 Cash Bonus

  Prior to 1997, the Company had not awarded any cash bonuses to its executive officers other than Mr. Smithson. In 1997, Mr. Smithson recommended that a cash bonus be paid to each of the Presidents of PMA Re and the Property and Casualty Group and the Company's Chief Financial Officer based upon their individual achievements for the year ended December 31, 1996 and their contributions to the long-range objectives of the Company. The Compensation Committee approved a cash bonus of $100,000 to Mr. Tirney, President of PMA Re, in recognition of PMA Re's underwriting results, contribution to the Company's net income, and growth in premiums for the year ended December 31, 1996. The Compensation Committee approved a cash bonus of $100,000 to Mr. Donnelly, President of the Property and Casualty Group, in recognition of his efforts during 1996 to focus the activities of the Property and Casualty Group as a speciality workers' compensation carrier, and to institute measures to reduce its operating expenses and improve its contribution to the Company's net income. The Compensation Committee approved a $50,000 cash bonus to Francis W. McDonnell, the Company's Chief Financial Officer, in recognition of his role in restructuring the Company's credit facilities and holding company operations. The Compensation Committee also approved a $250,000 employment incentive cash bonus to Ronald S. Austin, President of Caliber One Management Company, the Company's newly-established specialty insurance operation payable in two installments of $150,000 in 1997 and $100,000 in 1998.

 Stock Options

  The Compensation Committee administers the Company's stock option plans which provide for the issuance of options to purchase up to an aggregate of 3,864,903 shares of Class A Common Stock, of which options to purchase 3,117,612 shares of Class A Common Stock were outstanding as of December 31, 1997. All of the Company's stock option plans have been previously approved by the Company's Board of Directors and shareholders. The primary purpose of the stock option plans is to provide additional incentive to executive officers and other key employees to further the growth, development and financial success of the Company and to align the option recipients' interests with those of the Company's shareholders. The Compensation Committee has a policy of considering annual grants under the stock option plans to executive officers. In 1997, the Compensation Committee granted options to purchase 324,500 shares of the Class A Common Stock to key employees of the Company, of which 118,000 options were granted to executive officers. In making grants, the Compensation Committee considered the number of options remaining available for grant under the stock option plans, the aggregate amount of options previously granted and the amount of options previously granted to each of the executive officers. All of the options granted in 1997 to the executive officers were at exercise prices in excess of the fair market value of the Class A Common Stock on the date of grant.

 Compliance with Internal Revenue Code Section 162(m)

  Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to public companies for compensation over $1 million paid to the Company's Chief Executive Officer and the four other most highly compensated executive officers. However, qualifying performance-based compensation is not subject to the deduction limit if certain requirements are met. The Company believes that Section 162(m) will not have any effect on the deductibility of compensation of the executive officers named in the Summary Compensation Table for 1997. The policy of the Compensation Committee is to structure the compensation of the Company's executive officers to avoid the loss of deductibility for any compensation, although Section 162(m) will not preclude the Compensation Committee from awarding compensation in excess of $1 million if it should be warranted in the future.

 Compensation of the Chief Executive Officer

  In May 1997, Mr. Smithson, previously President and Chief Operating Officer of the Company since 1995, became President and Chief Executive Officer of the Company. Mr. Anton, the previous Chief Executive Officer of the Company, continues to serve as the Chairman of the Board of the Company.

  Mr. Anton's base salary of $700,000 was determined in accordance with the minimum specified in his employment contract, which currently expires March 31, 2002, and is subject to automatic one-year extensions if Mr. Anton is re-elected Chairman of the Board of the Company at each annual organizational meeting of the Board of Directors. Mr. Anton did not receive any bonus or stock option awards in 1997.

  Mr. Smithson has an employment contract with the Company which currently expires March 31, 2000, and is subject to automatic one-year extensions if Mr. Smithson is re-elected President of the Company at each annual organizational meeting of the Board of Directors. The contract requires the Company to pay Mr. Smithson a salary of not less than $670,000 per year. During 1997, the Compensation Committee recommended to the Board of Directors, and the Board of Directors approved, the payment of a base salary at an annual rate of $700,150 to Mr. Smithson. In establishing the base salary for Mr. Smithson, the Compensation Committee used the same criteria as for the other executive officers. The Compensation Committee determined Mr. Smithson's base salary based upon its evaluation of his long-term contribution to the Company, his strategic leadership, his stature in the insurance industry and his ongoing value to the Company and its shareholders. The amount of base salary paid to Mr. Smithson in 1997 was reasonably competitive with the base salaries paid to the chief executive officers of the peer companies surveyed by the Compensation Committee.

  In 1997, Mr. Smithson received a cash bonus of $350,000 in recognition of his leadership of the Company, the continuing development of the Company's reinsurance business, the restructuring of the Property and

Casualty Group, Mr. Smithson's commitment to the Company and in order to bring Mr. Smithson's total cash compensation to a competitive level for comparable positions in the survey of companies reviewed by the Compensation Committee.

  The Compensation Committee also approved the award to Mr. Smithson of options to purchase 40,000 shares of Class A Common Stock pursuant to the 1996 Equity Incentive Plan at an exercise price of $17.00 per share, which was in excess of the fair market value of the Class A Common Stock on the date of grant.

                                         James F. Malone III
                                         A. John May
                                         Edward H. Owlett

COMPARISON OF TOTAL RETURN ON THE COMPANY'S CLASS A COMMON STOCK WITH CERTAIN INDICES

  The following graph provides an indicator of cumulative total shareholder return on the Company's Class A Common Stock since July 31, 1997 compared with the cumulative total return of the Standard & Poor's 500 Stock Index (the "S&P 500") and the Standard & Poor's Property/Casualty Insurance Index (the "S&P P/C") for the same period, and assumes that with respect to the Company's Class A Common Stock, the S&P 500 and the S&P P/C, $100 was invested on July 31, 1997 and all dividends were reinvested.


LOGO

                                                 MONTHS ENDED
                              --------------------------------------------------
                              7/31/97 8/31/97 9/30/97 10/31/97 11/30/97 12/31/97
                              ------- ------- ------- -------- -------- --------
S&P 500......................   100    94.40   99.57    96.25   100.70   102.43
S&P P/C......................   100    93.58  101.54   100.69   102.07   108.49
The Company..................   100    98.80  109.01   115.47   115.88   108.79

--------
(1) The Company's cumulative returns are based upon over-the-counter market quotations, which reflect interdealer prices, without retail mark-up, mark-down or commission, and may not represent actual transactions. The Company's registration of its Class A Common Stock under the Exchange Act became effective in August 1997, and the Class A Common Stock commenced trading on the Nasdaq National Market on February 5, 1998.

                             CERTAIN TRANSACTIONS

  The Company's largest shareholder is PMA Foundation (the "Foundation"), formerly known as Pennsylvania Manufacturers' Association, which is a not-for-profit corporation qualified under Section 501(c)(6) of the Internal Revenue Code and whose purposes include the promotion of the common business interests of its members and the economic prosperity of the Commonwealth of Pennsylvania. As of February 28, 1998, the Foundation owned 4,561,225 shares of Common Stock, and 912,225 shares of Class A Common Stock, which entitle the Foundation to cast 30.0% of the total number of votes available to be cast in matters brought before the Company's shareholders. All of the members of the Company's Board of Directors currently serve as the members of the Foundation's Board of Trustees. Also, Frederick W. Anton III, Chairman and former Chief Executive Officer of the Company, serves as President and Chief Executive Officer of the Foundation. The Company and certain of its subsidiaries provide certain administrative services to the Foundation for which the Company and its affiliates receive reimbursement. Total reimbursements in 1997 amounted to $34,000. The Foundation also leases its Harrisburg, Pennsylvania headquarters facility from a subsidiary of the Company under a monthly operating lease presently requiring rent payments of $20,000 per month and reimburses a subsidiary of the Company for its use of office space in the Blue Bell, Pennsylvania facility. Rent and related reimbursements paid in 1997 to the Company's affiliates by the Foundation amounted to $249,757.

  James F. Malone III, A. John May, Edward H. Owlett and Joseph H. Foster, who are directors of the Company, are or have been members of law firms that furnished legal representation to the Company and its subsidiaries during 1997. In the opinion of the Company's management, the amounts paid to such firms represented reasonable charges for the services rendered and were as fair as the charges would have been had such services been furnished by law firms unaffiliated with any of the directors.

  The Company has provided demand loans to certain officers of the Company and its subsidiaries, for the purpose of providing such officers with funds to purchase Common Stock or Class A Common Stock. The loans are collateralized by the Common Stock or the Class A Common Stock purchased by the officer and bear interest at a rate of 6% per annum. The following table sets forth certain information with respect to indebtedness of executive officers of the Company during 1997 under such program:

                                              LARGEST AMOUNT        BALANCE AT
     EXECUTIVE OFFICER                   OUTSTANDING DURING PERIOD END OF PERIOD
     -----------------                   ------------------------- -------------
     Stephen G. Tirney..................         $220,000            $      0
     Francis W. McDonnell...............          437,813             118,588

  The Company has arranged an executive loan program (the "Financial Support Program") with financial institutions, whereby such institutions will provide prime rate personal loans to officers of the Company and its subsidiaries collateralized by Common Stock and Class A Common Stock at a maximum 50% loan to value ratio. The Company has agreed to purchase any loan made under the Financial Support Program (including accrued interest and related expenses) from the financial institution in the event that the borrower defaults on such loan. The following table sets forth certain information with respect to indebtedness of executive officers of the Company during 1997 under the Financial Support Program:

                                              LARGEST AMOUNT        BALANCE AT
     EXECUTIVE OFFICER                   OUTSTANDING DURING PERIOD END OF PERIOD
     -----------------                   ------------------------- -------------
     John W. Smithson...................        $1,319,535          $1,319,535
     Stephen G. Tirney..................           407,100             407,100
     Vincent T. Donnelly................             9,900               9,900
     Francis W. McDonnell...............           488,000             488,000

  Subsidiaries of the Company, in the ordinary course of their business, have had and intend to continue to have insurance transactions with directors and officers of the Company and the various businesses with which directors and officers of the Company are associated. Such insurance is written in accordance with rates and terms authorized for use in the applicable jurisdictions.

                            INDEPENDENT ACCOUNTANTS

  Coopers & Lybrand L.L.P. has been selected as the Company's independent accountants with respect to the year ending December 31, 1998. Representatives of Coopers & Lybrand L.L.P. will attend the Annual Meeting and will be given an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

                                 ANNUAL REPORT

  A copy of the Company's 1997 Annual Report to Shareholders is being mailed to the Company's shareholders with this Proxy Statement.

                             SHAREHOLDER PROPOSALS

  Any shareholder who, in accordance with and subject to the provisions of the proxy rules of the Securities and Exchange Commission, wishes to submit a proposal for inclusion in the Company's proxy statement for its 1999 Annual Meeting of Shareholders must deliver such proposal in writing to the Company's Secretary at the Company's principal executive offices at The PMA Building, 380 Sentry Parkway, Blue Bell, Pennsylvania 19422, not later than November 26, 1998.

                                 OTHER MATTERS

  The Board of Directors does not know of any matters to be presented for consideration at the Annual Meeting other than the matters described herein, but if other matters are presented, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their judgment.

                                          By Order of the Board of Directors,

March 26, 1998                            Frederick W. Anton III
                                          Chairman of the Board

                     PENNSYLVANIA MANUFACTURERS CORPORATION

            ANNUAL MEETING OF SHAREHOLDERS TO BE HELD APRIL 27, 1998

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.


     The undersigned hereby constitutes and appoints Frederick W. Anton III, Edward H. Owlett and A. John May, and each or any of them, proxies of the undersigned, with full power of substitution, to vote all of the shares of Common Stock and Class A Common Stock of Pennsylvania Manufacturers Corporation (the "Company") that the undersigned may be entitled to vote at the Annual Meeting of Shareholders of the Company to be held at The PMA Building, 380 Sentry Parkway, Blue Bell, Pennsylvania 19422 on Monday, April 27, 1998, at 9 a.m., local time, and at any adjournment thereof.

     This proxy when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted FOR the nominees for director set forth in Item 1.


         (Continued, and to be marked, dated and signed on other side)



--------------------------------------------------------------------------------
                          /\ FOLD AND DETACH HERE /\

                                                                Please mark
                                                              your votes as [X]
                                                               indicated in
                                                               this example


The Board of Directors recommends a vote FOR Item 1.             WITHHELD
                                                       FOR        FOR ALL
Item 1 ELECTION OF DIRECTORS - CLASS OF 2001           [_]          [_]
       Nominees:
       Louis N. McCarter III
       John W. Miller, Jr.
       Edward H. Owlett
       Louis I. Pollock

WITHHELD FOR: (Write that nominee's name in the space provided below.)

-----------------------------------------------------


In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting and any adjournments thereof.





Dated:___________________________________________________________________, 1998


--------------------------------------------------------------------------------
                                   Signature

--------------------------------------------------------------------------------
                                   Signature

 NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

--------------------------------------------------------------------------------
                          /\ FOLD AND DETACH HERE /\